Exhibit 99.2

PRESS RELEASE

FINJAN HOLDINGS TO PRESENT AT 2013 GATEWAY CONFERENCE

NEW YORK, September 9, 2013--- Finjan Holdings, Inc. (OTC MKT: FNJN) (the “Company”), a leading online security and technology company, today announced it is scheduled to present at the 2013 Gateway Conference being held on Tuesday, September 10, 2013 at the Palace Hotel in San Francisco.

Finjan’s President Phil Hartstein is scheduled to present at 11:00 am Pacific Time, with one-on-one meetings held throughout the day.  The presentation will also be webcast live and available for replay at www.gateway-conference.com under the Presenting Companies tab or at http://public.viavid.com/index.php?id=106037. The Company’s investor presentation will be made available for download at http://finjan.com/investor-presentation/ after the close of market on Monday, September 9, 2013.

For Additional Information: www.finjan.com

ABOUT FINJAN:
Finjan is a leading online security and technology company which owns a portfolio of patents, related to software that proactively detects malicious code and thereby protects end-users from identity and data theft, spyware, malware, phishing, trojans and other online threats.  Founded in 1997, Finjan is one of the first companies to develop and patent technology and software that is capable of detecting previously unknown and emerging threats on a real-time, behavior-based basis, in contrast to signature-based methods of intercepting only known threats to computers, which were previously standard in the online security industry.

Cautionary Note Regarding Forward-Looking Statements:

This press release contains statements, estimates, forecasts and projections with respect to future performance and events, which constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent and belief or current expectations of the Company and its affiliates and subsidiaries and their respective management teams. These statements may be identified by the use of words like “anticipate”, “believe”, “estimate”, “expect”, “intend”, “may”, “plan”, “will”, “should”, “seek” and similar expressions and include any projections or estimates set forth herein. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, that actual results may differ materially from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from our expectations include, without limitation, those detailed in our filings with the Securities and Exchange Commission (“SEC”). Neither the Company nor any of its affiliates undertakes any obligation to update and forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

The Company will continue to file annual, quarterly and current reports, proxy statements and other information with the SEC. The filings with the SEC will contain important information regarding the Company, its business, financial condition, results of operations and prospects.  One should assume that information contained in any of the filings with the SEC is only accurate as of the date specified in such filings.  The business, financial condition, results of operations and prospects may have changed materially since any such date. One is advised to carefully review the “Risk Factors” set forth in the Current Report on Form 8-K filed with the SEC on June 3rd, 2013.

Contact:

Media and Press Relations
Scott Eckstein
MWW Group
Telephone: (212) 827-3766
Email: seckstein@mww.com

Company Investor Relations
Joshua Weisbord
Finjan Holdings, Inc.
Telephone: (646) 568-3313
Email: joshua@finjan.com